Exhibit 99.1

SAFEGUARD SCIENTIFICS ANNOUNCES LUMESIS EXIT

Radnor, PA, September 29, 2022 — Safeguard Scientifics, Inc. (NYSE:SFE) (“Safeguard”) today announced the acquisition of Lumesis by SOLVE Advisors, Inc., a market data platform for fixed income securities. Safeguard received $5.3 million of initial cash proceeds. Additional cash proceeds may be received from the final determinations of net working capital and the resolution of various escrow contingencies. Safeguard will report a gain on the sale of the Lumesis ownership interest for the quarter ended September 30, 2022.

“We are pleased to have taken another step towards the monetization of our portfolio for our shareholders. We also want to congratulate Lumesis co-founders Gregg Bienstock and Tim Stevens on achieving this milestone. We wish them the best of luck as part of SOLVE,” commented Safeguard CEO Eric Salzman.

Safeguard deployed an aggregate of $5.6 million to Lumesis beginning in 2012.

About Safeguard Scientifics

Historically, Safeguard Scientifics has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. Safeguard is currently pursuing a focused strategy to value-maximize and monetize its ownership interests over a multi-year time frame to drive shareholder value. For more information, please visit www.safeguard.com.

About SOLVE Advisors, Inc.

SOLVE is a leading market data platform provider for fixed-income securities. Industry-leading firms trust the SOLVE Market Data Platform, powered by Deep Market Insight™, to reduce risk for securities investments and save hundreds of hours in pre- and post-trade research and validation. Founded in 2011, SOLVE has developed the largest datasets of real-time bids, offers and market color across Structured Products, Corporate Bonds, Syndicated Bank Loans, Convertible Bonds, CDS, and Municipal Bonds. With locations in the US, UK, India, Caribbean, and APAC, SOLVE is the leading provider of market pricing in fixed-income markets. The SOLVE market data platform aggregates real-time bids, offers, BWIC price talk and covers, and other market data, helping to provide unparalleled price transparency and liquidity monitoring. The powerful workflow tools eliminate the hassle of the BWIC process, consolidate dealer inventories and two-way markets, and streamline month-end for the back office. The SOLVE team, headed by Co-Founders Eugene Grinberg and Gerard Nealon, has extensive expertise and passion for financial markets and developing innovative technology. More information about SOLVE can be found at www.solveadvisors.com

About Lumesis Inc.

Lumesis provides software and data solutions for the US municipal market. Founded in 2010, the DIVER platform serves constituents across the municipal market with business and regulatory solutions. The DIVER platform serves thousands of users across its diverse client base of banks, broker dealers, municipal advisors, investment advisors, institutional investors and issuers.

Forward-looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the federal securities laws. Our forward-looking statements are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Safeguard’s ability to maximize the value of monetization opportunities of its ownership interests and drive total shareholder returns, Safeguard’s initiatives, including, without limitation, strategic transactions, taken or contemplated to enhance and unlock value for all of its shareholders, Safeguard’s efforts to execute on and implement its strategy to streamline its organizational structure, reduce its operating costs, pursue monetization opportunities for ownership interests and maximize the return of value to its shareholders, Safeguard’s ability to create, unlock, enhance and maximize shareholder value, the effect of Safeguard’s management succession plan on driving increased organizational effectiveness and efficiencies, the ability of the management team to execute Safeguard’s strategy, the availability of, the timing of, and the proceeds that may ultimately be derived from the monetization of ownership interests, Safeguard’s projections regarding the reduction in its ongoing operating expenses, Safeguard’s projections regarding annualized operating expenses and expected severance expenses, monetization opportunities for ownership interests, and the amount of net proceeds from the monetization of ownership interests that will enable the return of value to Safeguard shareholders after satisfying working capital needs and the timing of such return of value. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict. Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our ownership interests for maximum value or at all and the return of value to our shareholders, our ability to successfully execute on our strategy to streamline our organizational structure and align our cost structure to increase shareholder value, whether our strategy will better position us to focus our resources on the highest-return opportunities and deliver enhanced shareholder value, the ongoing support of our existing ownership interests, the fact that our companies may vary from period to period, challenges to achieving liquidity from our ownership interests, fluctuations in the market prices of our publicly traded holdings, if any, competition, our inability to obtain maximum value for our ownership interests, our ability to attract and retain qualified employees, market valuations in sectors in which our ownership interests operate, our inability to control our ownership interests, our need to manage our assets to avoid registration under the Investment Company Act of 1940, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity that may adversely affect our business, and risks associated with our ownership interests, including the fact that most of our ownership interests have a limited operating history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard’s companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to predict or control. As a result of these and other factors, the Company’s past operational and financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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SAFEGUARD CONTACT:

Mark Herndon

Chief Financial Officer

(610) 975-4913

mherndon@safeguard.com